(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5578

MKS Instruments Reports Q1 2013 Financial Results

Andover, Mass., April 24, 2013 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity; today reports first quarter 2013 financial results.

	GAAP Results	Non-GAAP Results
Net revenues ($ millions)	$142	$142
Operating margin	3.3%	3.7%
Net income ($ millions)	$5.8	$3.8
Diluted EPS	$0.11	$0.07

First Quarter Financial Results

Sales were $142 million, an increase of 6% from $134 million in the fourth quarter of 2012, and a decrease of 26% from $191 million in the first quarter of 2012.

First quarter net income was $5.8 million, or $0.11 per diluted share, compared to net income of $4.1 million, or $0.08 per diluted share in the fourth quarter of 2012, and $22.8 million, or $0.43 per diluted share in the first quarter of 2012.

Non-GAAP net earnings, which exclude special charges, were $3.8 million, or $0.07 per diluted share, compared to $5.1 million, or $0.10 per diluted share in the fourth quarter of 2012, and $22.9 million, or $0.43 per diluted share in the first quarter of 2012. Non-GAAP net earnings in the first quarter excludes a benefit of $2.4 million related to the enactment of the American Taxpayer Relief Act of 2012 on January 2, 2013. This Act reinstated certain tax incentives with retroactive application to January 1, 2012, the retroactive tax effects of which were recorded in the first quarter of 2013.

In the first quarter, the Company paid a quarterly cash dividend of $0.16 per share which was paid on March 15th and the Company also repurchased 61 thousand shares for $1.7 million at an average price of $27.35 pursuant to the share repurchase program announced in July of 2011.

Leo Berlinghieri, Chief Executive Officer, said, “We are encouraged by the improvement we are seeing in the semiconductor market, however, near term we anticipate that business conditions for our other markets will remain challenging. We are optimistic about the longer term recovery, and are continuing to work closely with customers on design wins and make investments to position ourselves for long-term growth.

“Given current business levels, we anticipate that sales in the second quarter may range from $145 million to $165 million. At these volumes, our GAAP net income could range from $0.03 to $0.17 per diluted share and our Non-GAAP net earnings could range from $0.04 to $0.18 per diluted share.”

Conference Call Details

A conference call with management will be held on Thursday, April 25, 2013 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers and an operator will connect you. Participants will need to provide the operator with the Conference ID of 24366289, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, costs associated with acquisitions, restructuring charges, income tax adjustments related to the settlement of tax audits and the related tax effect of any adjustments. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures, which exclude amortization of intangible assets, costs associated with acquisitions, restructuring charges, the related tax effect of any adjustments and a benefit related to the enactment of the American Taxpayer Relief Act of 2012, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended (Note 5)
	March 31, 2013	March 31, 2012	December 31, 2012
Net revenues:
Products	$116,611	$164,488	$108,788
Services	25,034	26,380	25,008

Total net revenues	141,645	190,868	133,796
Cost of revenues:
Products	70,575	91,024	66,535
Services	16,368	16,053	14,660

Total cost of revenues	86,943	107,077	81,195
Gross profit	54,702	83,791	52,601
Research and development	15,248	16,184	14,207
Selling, general and administrative	34,173	34,119	30,853
Completed acquisition costs	171	—	—
Restructuring	—	—	343
Amortization of intangible assets	434	119	583

Income from operations	4,676	33,369	6,615
Interest income	305	261	299
Interest expense	14	9	54

Interest income, net	291	252	245
Income before income taxes	4,967	33,621	6,860
(Benefit) Provision for income taxes	(794)	10,853	2,751

Net income	$5,761	$22,768	$4,109

Net income per share:
Basic	$0.11	$0.43	$0.08
Diluted	$0.11	$0.43	$0.08
Cash dividends per common share	$0.16	$0.15	$0.16
Weighted average shares outstanding:
Basic	52,773	52,504	52,707
Diluted	53,359	53,222	53,217
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$5,761	$22,768	$4,109
Adjustments (net of tax, if applicable):
Acquisition inventory step-up (Note 1)	—	—	202
Tax benefit (Note 2)	(2,353)	—	—
Completed acquisition costs (Note 3)	171	—	—
Restructuring (Note 4)	—	—	343
Amortization of intangible assets	434	119	583
Pro forma tax adjustments	(168)	(34)	(132)

Non-GAAP net earnings (Note 5)	$3,845	$22,853	$5,105

Non-GAAP net earnings per share (Note 5)	$0.07	$0.43	$0.10

Weighted average shares outstanding	53,359	53,222	53,217
Income from operations	$4,676	$33,369	$6,615
Adjustments:
Acquisition inventory step-up (Note 1)	—	—	202
Completed acquisition costs (Note 3)	171	—	—
Restructuring (Note 4)	—	—	343
Amortization of intangible assets	434	119	583

Non-GAAP income from operations	$5,281	$33,488	$7,743

Non-GAAP operating margin percentage	3.7%	17.5%	5.8%

Note 1: Costs related to the Company’s acquisition of Plasmart, Inc. in August 2012.

Note 2: The benefit related to the enactment of the American Taxpayer Relief Act of 2012 on January 2, 2013.

Note 3: Costs related to the Company’s acquisition of Alter Power Systems S.r.l., in March 2013, are comprised of legal fees.

Note 4: The three month period ended December 31, 2012, includes restructuring charges primarily for severance related costs.

Note 5: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, costs associated with acquisitions, restructuring charges, the related tax effect of these adjustments and a benefit related to the enactment of the American Taxpayer Relief Act of 2012.

MKS Instruments, Inc.
Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate
(In thousands)

	Three Months Ended March 31, 2013 (Note 5)			Three Months Ended December 31, 2012 (Note 5)
	Income Before	Provision for	Effective	Income Before	Provision for	Effective
	Income Taxes	Income taxes	Tax Rate	Income Taxes	Income taxes	Tax Rate
GAAP	$4,967	$(794)	(16.0)%	$6,860	$2,751	40.1%
Adjustments:
Acquisition inventory step-up (Note	—	—		202	—
1)
Tax benefit (Note 2)	—	2,353		—	—
Completed acquisition costs (Note 3)	171	—		—	—
Restructuring (Note 4)	—	—		343	—
Amortization of intangible assets	434	—		583	—
Tax effect of pro forma adjustments	—	168		—	338
Adjustment to pro forma tax rate	—	—		—	(206)

Non-GAAP	$5,572	$1,727	31.0%	$7,988	$2,883	36.1%

	Three Months Ended March 31, 2012 (Note 5)
	Income Before	Provision for	Effective
	Income Taxes	Income taxes	Tax Rate
GAAP	$33,621	$10,853	32.3%
Adjustments:
Amortization of intangible assets	119	—
Tax effect of pro forma adjustments	—	34
Adjustment to pro forma tax rate	—	—

Non-GAAP	$30,740	$10,887	32.3%

Note 1: Costs related to the Company’s acquisition of Plasmart, Inc. in August 2012.

Note 2: The benefit related to the enactment of the American Taxpayer Relief Act of 2012 on January 2, 2013.

Note 3: Costs related to the Company’s acquisition of Alter Power Systems S.r.l., in March 2013, are comprised of legal fees.

Note 4: The three month period ended December 31, 2012, includes restructuring charges primarily for severance related costs.

Note 5: The Non-GAAP net earnings and Non-GAAP provision for income taxes amounts exclude amortization of intangible assets, costs associated with acquisitions, restructuring charges, the related tax effect of these adjustments, a benefit related to the enactment of the American Taxpayer Relief Act of 2012 and pro-forma income tax adjustments to reflect the expected full year effective tax rate in the quarter.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	March 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$266,708	$287,588
Short-term investments	331,634	327,653
Trade accounts receivable, net	90,457	82,060
Inventories	131,253	134,639
Deferred income taxes	8,585	8,194
Other current assets	30,008	28,048

Total current assets	858,645	868,182
Property, plant and equipment, net	79,709	80,516
Long-term investments	10,157	12,158
Goodwill	150,340	150,733
Intangible assets, net	13,750	11,561
Other assets	12,807	11,692

Total assets	$1,125,408	$1,134,842

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term borrowings	$759	$—
Accounts payable	21,159	16,803
Accrued compensation	17,621	20,955
Income taxes payable	3,151	4,148
Other current liabilities	34,042	37,405

Total current liabilities	76,732	79,311
Other liabilities	45,613	43,375
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	719,782	718,005
Retained earnings	275,058	278,583
Other stockholders’ equity	8,110	15,455

Total stockholders’ equity	1,003,063	1,012,156

Total liabilities and stockholders’ equity	$1,125,408	$1,134,842